WARRANT TO PURCHASE SHARES OF
                    COMMON STOCK OF SCHICK TECHNOLOGIES, INC.

                                                               December 27, 1999
                                                      Long Island City, New York

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                       VOID AFTER 5:00 P.M., NEW YORK TIME
                              ON DECEMBER 27, 2006

     THIS CERTIFIES THAT for value received, GREYSTONE FUNDING CORPORATION, a Virginia corporation ("Greystone"), or their registered permitted assigns (together with Greystone, hereinafter collectively referred to as the "Holder"), may subscribe for and purchase, subject to the terms and conditions hereof, from SCHICK TECHNOLOGIES, INC., a Delaware corporation (the "Company"), _____________ ___________________________________ shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), at any time during the period (the "Exercise Period") commencing at 9:00 a.m. New York Time on December 27, 1999 (the "Effective Date") and ending at 5:00 p.m. New York Time, on December 27, 2006, a date which is seven (7) years from the Effective Date (the "Expiration Date"), at an exercise price which shall be equal to seventy-five ($0.75) cents per share of Common Stock (the "Exercise Price"). The number of shares of Common Stock issuable upon exercise of this Warrant, the Exercise Price, and the kind of securities issuable upon exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock issuable upon exercise of this Warrant, as adjusted from time to time, is sometimes referred to hereinafter as "Warrant Shares."

     1. Exercise Price and Expiration. (a) This Warrant may be exercised in whole or in part on any Business Day (as such term is hereinafter defined) at any time during the Exercise Period upon surrender to the Company, at its address for notices set forth in Section 8 of this Warrant (or at such other office of the Company, if any, or such other office of the Company's duly authorized agent for such purpose, as may be maintained by the Company for such purpose and so designated by the Company by written notice to the Holder prior to such exercise), together with the following: (i) a duly completed and executed Notice of Warrant Exercise in the form annexed hereto, and (ii) payment of the full Exercise Price for this Warrant or the portion thereof then being exercised. This Warrant and all rights and options hereunder shall expire on, and shall be immediately wholly null and void to the extent the Warrant is not properly exercised prior to the Expiration Date. As used in this Warrant the term "Business Day" shall mean the time period between 9:00 a.m. New York, New York Time and 5:00 p.m. New York, New York Time on any day other than any Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or are authorized by law to close.

     (b) Such Exercise Price shall be paid in lawful money of the United States of America by bank cashier's check or by wire transfer of immediately available funds to such account as shall have been designated in writing by the Company to the Holder from time to time. In addition, Greystone may pay the Exercise Price by forgiving all or a portion of the amount outstanding on the line of credit extended by Greystone to the Company so that Greystone shall be deemed to have paid the Company one dollar for every dollar of the amount outstanding on the line of credit it has forgiven. In lieu of paying such Exercise Price in cash, the Holder of this Warrant may elect to exercise certain "cashless" exercise rights on each occasion he or it elects to exercise this Warrant. Such "cashless" exercise shall be elected by the Holder's indicating on the Notice of Exercise to the Company of his or its intention to exercise such cashless exercise rights. The number of shares of Common Stock issuable to the Holder of this Warrant upon any such "cashless" exercise shall be calculated as follows:

          (i) The number of Warrant Shares issuable upon any full or partial exercise of this Warrant (the "Subject Warrant Shares") shall be multiplied by the Exercise Price then in effect. The product thereof shall be deemed to be the "Exercise Cost."

          (ii) The Subject Warrant Shares shall be multiplied by the closing price of the Company's Common Stock, as traded on The Nasdaq Stock Exchange, the OTC Bulletin Board or any other national securities exchange and as reported by Bloomberg's, on the date that Notice of Exercise shall be given by the Holder of the Warrant (the "Subject Closing Price"). The product thereof shall be deemed to be the "Exercise Value."

          (iii) The Exercise Value shall be subtracted from the Exercise Cost and the positive result thereof, if any, shall be deemed the "Profit."

          (iv) The Company shall issue that number of shares of Common Stock as shall be determined by dividing the Profit by the Subject Closing Price.

     (c) Upon the Holder's surrender of the Warrant and payment of the Exercise Price or cashless exercise election, as set forth above, the Company shall promptly issue and cause to be delivered to the Holder a certificate or certificates for the total number of whole shares of Common Stock for which this Warrant is then so exercised, as the case may be (adjusted to reflect the effect of the anti-dilution provisions contained in Section 2 of this Warrant, if any) in such denominations as are requested for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder. The Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If, at the time this Warrant is exercised, a registration statement under the Securities Act is not then in effect to register under said Securities Act the Warrant Shares issuable upon exercise of this Warrant (together with any applicable state securities law registrations), the Company may require the Holder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration, unless the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company to the effect that said securities may be freely traded without registration under the Securities Act.

     (d) If the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may then be purchased under this Warrant, having taken into account any prior exercise of the Warrant, the Company shall promptly execute and deliver to the Holder a new warrant in the form of this Warrant for the balance of such Warrant Shares.

     2. Certain Anti-dilution Adjustments.

     (a) If the Company shall (i) pay a dividend or make a distribution generally to all or substantially all holder of shares of Company Common Stock in the form of additional shares of Common Stock, (ii) subdivide or split or reverse split or consolidate the outstanding shares of Common Stock into a larger or smaller number of shares, (iii) effect an increase or decrease in the number of issued and outstanding shares of Common Stock without consideration, or (iv) effect a recapitalization which shall reclassify the outstanding shares of Common Stock into one or more classes of Common Stock, then the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall be equitably and proportionately adjusted immediately following the occurrence of any such event, and the Holder of record of this Warrant shall be given notice of the same at such Holder's address in the Company's books and records. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification; provided, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the exercise price shall be recomputed accordingly as of the close of business on such record date and thereafter such exercise price in effect shall be as adjusted pursuant to this Section as of the time of actual payment of such dividend or distribution.


     (b) In case the Company shall issue shares of Common Stock ("Additional Shares") or in case the Company shall issue rights, options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock, in any case at a Price Per Share (as defined in paragraph (c) below) or, where no cash payment is paid, for consideration having a reasonable value which is lower than the Exercise Price then in effect (the "Trigger Price"), the number of Warrant Shares hereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by the following fraction:

     (A)(i) The number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares or rights, options, warrants or convertible securities, plus (ii) the number of Additional Shares actually subscribed for and purchased and shares of Common Stock issuable upon conversion or exercise of such rights, options, warrants, or convertible securities, divided by

     (B)(i) The number of shares of Common Stock outstanding immediately prior to issuance of such Additional Shares or rights, options, warrants or convertible securities plus (ii) the number of shares of Common Stock which the aggregate Proceeds (as defined in paragraph (c) below) received by the Company upon the sale of such Additional Shares or exercise or conversion of such rights, options, warrants and convertible securities would purchase at the Trigger Price.

     Such adjustment shall be made whenever such Additional Shares or rights, options, warrants or convertible securities are issued, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (a) For purposes of this Section 2, "Price Per Share" shall be defined and determined according to the following formula:

                     R
          P   =    ------
                     N

          where

          P        =        Price Per Share,

          R = the "Proceeds" received or receivable by the Company which (i) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the sale and issuance of such shares; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate amount of additional
          consideration   other  than  the  surrender  of  such  convertible  or
          exchangeable securities, payable upon the exercise, conversion or exchange of such rights, options or warrants and upon the conversion or exchange or exercise of the convertible or exchangeable or exercisable securities; provided that in each case the proceeds received or receivable by the Company shall be deemed to be the gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services or any expenses incurred in connection therewith,

          and

          N = the "Number of Shares," which (i) in the case of Common Stock is the number of shares issued; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and
          (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the maximum number of shares of Common Stock initially issuable upon conversion, exchange or exercise of the convertible, exchangeable or exercisable securities issuable upon the exercise of such rights, options or warrants.

     If the Company shall issue shares of Common Stock or rights, options, warrants or convertible or exchangeable or exercisable securities for a consideration consisting, in whole or in part, of property or other items other than cash, the amount of such consideration shall be determined in good faith by the majority vote of the Board of Directors of the Company whose determination shall be conclusive and binding upon the Holder(s) of this Warrant.

     (b) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (c) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided that any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     (d) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant need be made under paragraph (b) or (c) if the Company issues or distributes to the holder of this Warrant the shares, rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which the holder of this Warrant would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto. In no event shall the Company be required or obligated to make any such distribution otherwise than in its sole discretion. No adjustment in the number of Warrant shares purchasable upon the exercise of this Warrant need be made for sales of Common Stock pursuant to a Subsidiary Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

     (e) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (d), inclusive, above.

     3. Reorganization and Asset Sales.

     If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the capital stock of the Company to another corporation, or the sale of all or substantially all of the assets or properties of the Company to another corporation, shall be effected in such a manner so that Holder of Company Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Company Common Stock, then, and in such event, the following provisions shall apply:

     (a) Not more than 45 or less than 15 days prior to the consummation of any such reorganization, reclassification, consolidation, merger or sale (collectively, "Reorganization Transactions"), the Company shall notify the Holder of the Reorganization Transaction (at the same time notice of same shall be made generally available to the other Holders of Company Common Stock), describing in such notice in reasonable detail the terms of the Reorganization Transaction and the stock, securities or assets to be received with respect to or in exchange for Common Stock of the Company. In the event the Holder exercise this Warrant not more than 45 or less than 15 days prior to the consummation of the Reorganization Transaction, such Holder shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (collectively, "Reorganization Consideration") on the same basis as the other Holder of Company Common Stock participating in the Reorganization Transaction as if such Holder had previously exercised this Warrant and held such number of Warrant Shares to which they are entitled based on the Exercise Price.

     (b) The Company shall not effect any such Reorganization Transaction unless prior to or simultaneous with the consummation thereof, the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and made available to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets, as, in accordance with the foregoing provisions, the Holder may be entitled to receive, any and all other liabilities and obligations of the Company hereunder. In the event the Holder of this Warrant shall not exercise the Warrant prior to or simultaneous with consummation of the Reorganization Transaction, such Holder shall be entitled to receive a warrant to purchase Common Stock in the successor corporation (if other than the Company) which shall be appropriately adjusted as to exercise price, number of shares which may be purchased thereunder and other terms, so as to equitably reflect the Reorganization Transaction and entitle the Holder to purchase that number of shares of Common Stock of the successor corporation equivalent in value to the consideration that such Holder would have received had Holder exercised this Warrant immediately prior to or simultaneously with such Reorganization Transaction. In the event the successor corporation (if other than the Company) resulting from the Reorganization Transaction shall be a privately-held company and the Reorganization Consideration, in part or in whole, shall be in the form of securities for which there is no readily ascertainable market value by virtue of not being traded on any national market or exchange, the Company shall not effect any such Reorganization Transaction unless prior to or simultaneous with the consummation thereof, the successor corporation shall agree by written instrument executed and made available to the Holder at the last address of the Holder appearing on the books of the Company to pay to the Holder a cash amount equivalent in value to the difference between the Exercise Price and the Fair Market Value multiplied by the number of Warrant Shares that such Holder would have received had the Holder exercised this Warrant immediately prior to or simultaneously with such Reorganization Transaction.

     (c) If a purchase, tender or exchange offer is made to and accepted by a holder of more than fifty (50%) percent of the outstanding shares of Common Stock of the Company, the Company shall, prior to the consummation of any consolidation, merger or sale to or with the person, firm or corporation having made such offer or any affiliate of such person, firm or corporation, give the Holder a reasonable opportunity of not less than 10 days to elect to receive upon the exercise of this Warrant, either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous Holder of the Common Stock in accordance with such purchase tender or exchange offer.

     4. Notice of Adjustment.

     Whenever the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted as herein provided, or the rights of the Holder shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the number of adjusted Warrant Shares in accordance with the provisions hereof and shall prepare a certificate signed by its Chief Executive Officer, or its President, or its Chief Financial Officer, setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of this Warrant or specifying the other shares of stock, securities, or assets receivable as a result of such changes in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder copies of such officer's certificate together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of this Warrant.

     5. Certain Representations of the Company.

     Throughout the Exercise Period, the Company has (i) all requisite power and authority to issue this Warrant and the Warrant Shares, and (ii) sufficient authorized and unissued shares of Common Stock to permit exercise of this Warrant.

     6. Certain Covenants of the Company.

     (a) The Company shall take such steps as are necessary to cause the Company to continue to have sufficient authorized and unissued shares of Common Stock reserved in order to permit the exercise of the unexercised and unexpired portion of this Warrant, if any.

     (b) The Company covenants and agrees that all Warrant Shares issued upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, liens, charges, and security interests created by the Company with respect to the issuance thereof.

     (c) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Warrant Shares in a name other than that of the Holder upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid.

     (d) The Company covenants and agrees that if it fails (i) to register the Warrant Shares as provided in the Registration Rights Agreement between the Holder and the Company, dated of even date herewith, or (ii) to issue the shares of Common Stock upon the proper exercise of the Warrant, then the Holder may immediately commence an action for specific performance and/or damages.

     7. No Shareholder Rights. No Holder of this Warrant shall, as such, be entitled to vote or be deemed the holder of Common Stock or any other kind of securities of the Company, nor shall anything contained herein be construed to confer upon the Holder the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as otherwise expressly provided herein), or to receive dividends or subscription rights or otherwise, until the date of Holder' proper exercise of this Warrant as described herein.

     8. Notices. Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered by hand to the address of the party specified below (including delivery by courier), or (ii) on the fifth day after deposit in the U.S. Mail if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, First Class postage prepaid:

to the Company:

                                    Schick Technologies, Inc.
                                    31-00 47th Avenue
                                    Long Island City, New York 11101
                                    Attn:  David Schick

the Holder:                         c/o Greystone & Co.
                                    152 West 57th Street, 60th Floor
                                    New York, New York 10019
                                    Attn:  Stephen Rosenberg

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     9. General.

     (a) This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.

     (b) Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant or constitute a part of this Warrant for any other purpose.

     (c) This Warrant may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when instruments originally executed by each party shall have been received by the Company.

     (d) Greystone shall transfer a portion of this Warrant to Jeffrey Slovin pursuant to the procedure in Section 9(e) below based on an agreement between Greystone and Mr. Slovin.

     (e) The Holder may surrender this Warrant to the Company in order to receive a number of replacement warrants in various denominations to purchase in the aggregate an equal number of Warrant Shares.

     IN WITNESS WHEREOF, the Company has duly executed this Warrant on and as of the date first set forth above.

                            SCHICK TECHNOLOGIES, INC.


                             By:
                                 ---------------------------------
                                      David Schick, CEO

                                     NOTICE
                                       OF
                                WARRANT EXERCISE

TO  SCHICK TECHNOLOGIES, INC.:

     The undersigned hereby irrevocably elects to exercise the Warrant and to purchase thereunder ____ full shares of Common Stock issuable upon the exercise of such Warrant.

     Please check the applicable method by which the undersigned elects to exercise the Warrant:

____ The Exercise Price for this warrant shall be paid by delivery of $___________ in cash as provided for in the Warrant.

____ The  Exercise   Price  for  this  warrant  shall  be  paid  by  Greystone's forgiveness of $_______ of its line of credit.

____ The undersigned elects to exercise his or its "cashless" exercise rights in the manner provided in Section 1(b) of the Warrant.

     The undersigned requests that certificates for such Warrant Shares be issued in the name of:

             Name: ____________________________________

             Address: _________________________________

             Employer I.D. or S.S. #: _________________

     If such number of Warrants shall not be all the Warrants evidenced by the Warrant document, the undersigned requests that a new document evidencing the Warrants not so exercised issued and registered in the name of and delivered to:

                                    _______________________________________
                                    Name

                                    _______________________________________
                                    Address

                                    _______________________________________
                                    Employer I.D. or Social Security Number


Date: ________________            ----------------------------------------------
                                   Signature
                                   (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)